Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108275

PROSPECTUS SUPPLEMENT	TO PROSPECTUS DATED SEPTEMBER 4, 2003

3,200,000 Shares

Common Stock

The selling stockholder named in this prospectus supplement is offering 3,200,000 shares of our common stock. We will not receive any proceeds from the sale of these shares.

Our common stock is traded on the Nasdaq National Market under the symbol “TUES.”  The last reported sale price of our common stock on the Nasdaq National Market on July 7, 2005 was $32.51 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3.

	Per Share	Total
Public Offering Price	$31.55	$100,960,000
Underwriting Discounts and Commissions	$0.20	$640,000
Proceeds to the Selling Stockholder	$31.35	$100,320,000

Delivery of the shares of our common stock will be made on or about July 13, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities

The date of this prospectus supplement is July 7, 2005

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

Our Company	1
Risk Factors	1
Special Note Regarding Forward-Looking Statements	1
Selling Stockholders	2
Use of Proceeds	3
Plan of Distribution	4
Legal Matters	6
Experts	6
Where You Can Find More Information	7

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Neither we nor the underwriter has authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Neither the delivery of this prospectus supplement nor the accompanying prospectus nor any sale of our common stock means that information contained in this prospectus supplement or the accompanying prospectus or any document incorporated by reference herein is correct as of any date other than its date. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or in any jurisdiction where the offer or solicitation is unlawful.

The terms “Tuesday Morning,” “we,” “us,” and “our” as used in this prospectus supplement and the accompanying prospectus refer to Tuesday Morning Corporation and its subsidiaries. Tuesday Morning®is a registered service mark of Tuesday Morning Corporation. All trademarks, tradenames and service names referred to in this prospectus supplement are property of their respective owners.

Prospectus Supplement Summary

This summary is not complete and does not contain all of the information that you should consider before buying shares in this offering. You should read carefully this entire prospectus supplement and the accompanying prospectus, including in particular the section of this prospectus supplement entitled “Risk Factors,” and the more detailed information and financial statements and related notes appearing in the documents incorporated by reference in this prospectus supplement, including in particular the section entitled “Risk Factors” appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, before making an investment decision.

OUR COMPANY

We are a leading closeout retailer of upscale home furnishings, gifts and related items in the United States. We opened our first store in 1974 and operated 692 stores in 45 states at June 30, 2005. Our stores operate during periodic “sales events,” each of which typically lasts from four to five weeks. We are generally closed for the first few weeks of January and July, which are traditionally weak months for retailers. We purchase first quality brand name merchandise at closeout and sell it at prices 50% to 80% below those generally charged by department stores and specialty and catalog retailers. We do not sell seconds, irregulars or factory rejects.

Tuesday Morning is a Delaware corporation. Our principal executive offices are located at 6250 LBJ Freeway, Dallas, Texas 75240, and our telephone number is (972) 387-3562.

RECENT DEVELOPMENTS

On July 7, 2005, we announced our sales results for the quarter ended June 30, 2005. Net sales increased 3.8% to $218.8 million for the quarter ended June 30, 2005 compared to $210.7 million for the same period in 2004. For the year-to-date period, sales were up 6.6% to $404.4 million for the first six months in 2005 compared to $379.3 million for the comparable period in 2004. Comparable store sales decreased 4.7% for the second quarter of 2005 and 2.7% for the first six months of 2005, in each case compared to the same periods in 2004. See “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for information as to how we compute comparable store sales.

THE OFFERING

Common stock offered by the selling stockholder	3,200,000 shares
Common stock outstanding immediately before and after this offering	41,323,417 shares
Use of proceeds

We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will receive all net proceeds from the sale of shares of our common stock offered by this prospectus supplement.

Nasdaq National Market symbol	TUES

The number of shares of common stock outstanding immediately before and after this offering is based on the number of shares outstanding as of June 30, 2005, and excludes:

•       1,114,319 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2005 at a weighted average exercise price of $15.20 per share; and

•  1,921,104 additional shares of common stock reserved for future grants or awards under our 1997 Long-Term Equity Incentive Plan and 2004 Long-Term Equity Incentive Plan.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

In addition to the foregoing, you should also consider the following risk factor:

Our stock price may be volatile and the market price of our common stock may decline.

The stock market in general, and the market for stocks of some retailers, has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein and others such as:

•       variations in our operating performance and the performance of our competitors;

•       actual or anticipated fluctuations in our quarterly or annual operating results;

•       changes in our net sales, comparable store sales or earnings estimates or recommendations by securities analysts;

•       publication of research reports by securities analysts about us or our competitors or our industry;

•       our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•       additions and departures of key personnel;

•       strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•       the passage of legislation or other regulatory developments affecting us or our industry;

•       speculation in the press or investment community;

•       changes in accounting principles;

•       terrorist acts, acts of war or periods of widespread civil unrest;

•       changes in our dividend policy;

•       increases in our costs and expenses, including expenses that we will incur as a result of this offering (see “Underwriting—Commissions and Discounts” in this prospectus supplement);

•       changes in general market and economic conditions;  and

•       the factors discussed in the bullet points under “Forward-Looking Statements” below.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information. The information included and incorporated by reference under the heading “Risk Factors” in this prospectus supplement, as well as in the information incorporated by reference herein, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

•       uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis;

•       conditions affecting consumer spending, such as high gasoline prices;

•       general regional and national economic conditions;

•       inclement weather, such as the pattern of hurricanes that affected the Southeast U.S. in August and September 2004;

•       changes in our merchandise mix;

•       timing and type of sales events, promotional activities or other advertising;

•       uncertainties arising out of world events;

•       increased or new competition;

•       our ability to continuously attract buying opportunities for closeout merchandise and anticipate consumer demand as closeout merchandise becomes available;

•       loss of, or disruption in, our centralized distribution center;

•       loss or departure of one or more members of our senior management;

•       our dependence on external funding sources;

•       an increase in the cost or a disruption in the flow of our products;

•       environmental regulations;

•       seasonal and quarterly fluctuations; and

•       fluctuations in our comparable store sales.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

DIVIDEND POLICY

Prior to June 2005, we had never declared or paid any cash dividends on our common stock since becoming a public company in 1999. On June 20, 2005, we paid a cash dividend of $0.65 per share to stockholders of record as of the close of business on June 6, 2005. Going forward, we currently intend to pay a cash dividend on a annual basis. The continuation of our dividend policy and the payment of future dividends will depend on our earnings, cash needs, terms of debt agreements and other factors our board of directors deems relevant from time to time. Our credit agreement currently permits us to pay cash dividends to our stockholders as long as no default or event of default under the credit agreement has occurred and is continuing or would result if we were to pay any such dividend.

SELLING STOCKHOLDER

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of June 30, 2005, by the selling stockholder and the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of the total number of shares of our common stock outstanding as of June 30, 2005.

	Shares Beneficially Owned Prior		Shares	Shares Beneficially Owned
	to the Offering		Offered	After the Offering
Name	Number	Percentage	Hereby	Number	Percentage
Madison Dearborn Capital Partners II, L.P.	14,588,526(1)	35.3%	3,200,000	11,388,526	27.6%

(1)            All of the shares are directly owned by Madison Dearborn Capital Partners II, L.P. (“MDCP II”). Madison Dearborn Partners II, L.P. (“MDP II”) is the general partner of MDCP II and Madison Dearborn Partners, Inc. (“MDP Inc.”) is the general partner of MDP II. MDP II and MDP Inc. may therefore be deemed to have shared voting and dispositive power with respect to all of the shares of our common stock owned by MDP II.  For additional information on our relationship with MDCP II, see “Selling Stockholders — Material Relationships” in the accompanying prospectus.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Tuesday Morning consists of 110,000,000 shares, of which (1) 100,000,000 shares are common stock, par value $.01 per share, and (2) 10,000,000 shares are preferred stock, par value $.01 per share. As of June 30, 2005, there were (1) 41,323,417 shares of common stock issued and outstanding and (2) no shares of preferred stock issued and outstanding. In addition, as of June 30, 2005, a total of 3,035,423 shares of common stock were reserved for issuance upon exercise of outstanding options.

The following summary description of certain terms of our capital stock and our Stockholders Agreement is not intended to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation, by-laws and Stockholders Agreement, which we have filed with the SEC and which are included or incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part or as exhibits to the documents incorporated by reference herein. The following summary description supersedes and replaces in its entirety the information in our registration statement on Form 8-A/A filed with the Securities and Exchange Commission on April 22, 1999, and any amendments or reports filed for the purpose of updating that information, that is referred to in the accompanying prospectus under the caption “Where You Can Find More Information.”

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on any matter submitted to the holders of common stock for a vote and do not have cumulative voting rights. All shares of common stock outstanding, including the shares to be sold by the selling stockholder in this offering, are fully paid and non-assessable. Subject to the preferences that might be applicable to any outstanding shares of preferred stock and any restrictions that may be imposed under credit agreements or other instruments or agreements to which we are or may be a party or by which we are or may be bound, holders of common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably, based on the number of shares held, in the assets, if any, remaining after payment of or provision for all of our debts and liabilities, subject to any prior liquidation rights of shares of preferred stock, if any, then outstanding. The shares of common stock are neither redeemable nor convertible, and the holders of common stock have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by us.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, to issue shares of preferred stock from time to time in one or more series without stockholder approval. Each such series of preferred stock will have such designations, preferences, limitations and other relative rights, which may include voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock. In addition, any preferred stock we issue may adversely affect the voting, dividend and other rights of holders of our common stock and adversely affect the market price of our common stock. We have no present plans to issue any shares of preferred stock.

Registration Rights

Pursuant to our Stockholders Agreement, we granted “demand” registration rights to the selling stockholder and “piggyback” registration rights to the selling stockholder and to some of the current and former members of our management. None of the current or former members of management continue to have any registration rights under this agreement or otherwise. Immediately after giving effect to this offering, all of the 11,388,526 shares of our common stock beneficially owned by the selling stockholder will be entitled to these demand and piggyback registration rights, subject to various conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in the offering. We must pay the expenses of the selling stockholder, other than underwriting discounts and commissions, related to the registration and distribution of their shares. This offering is being effected pursuant to the exercise by the selling stockholder of the second of its three demand registrations under the Stockholders Agreement.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of directors for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law. In addition, our by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC, South Hackensack, New Jersey.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to Wachovia Capital Markets, LLC, and Wachovia Capital Markets, LLC has agreed to purchase from the selling stockholder, 3,200,000 shares of common stock. We sometimes refer to Wachovia Capital Markets, LLC as the “underwriter.”

The underwriter has agreed to purchase all of the shares referred to in the preceding paragraph if any of those shares are purchased. If the underwriter defaults, the underwriting agreement may be terminated.

The shares of common stock are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price appearing on the cover page of this prospectus supplement and to certain dealers at that price less a concession of not more than $0.15 per share. After the initial offering, the public offering price and concession may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds to the selling stockholder, both on a per share basis and in total.

	Per Share	Total
Public offering price	$31.55	$100,960,000
Underwriting discounts and commissions payable by the selling stockholder	$0.20	$640,000
Proceeds to the selling stockholder	$31.35	$100,320,000

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $300,000. We have agreed to pay the expenses of the selling stockholder incurred in connection with this offering, other than underwriting discounts and commissions payable in respect of the shares sold by the selling stockholder.

Indemnity

We, one of our subsidiaries and the selling stockholder have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

We, the selling stockholder and certain of our officers and directors have agreed that, without the prior written consent of the underwriter, we and they will not, during the period beginning on and including the date of this prospectus supplement through and including the date that is the 45th day after the date of this prospectus supplement, directly or indirectly:

•       offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•       in the case of us and the selling stockholder, file or cause the filing of any registration statement under the Securities Act of 1933 with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock (other than, in the case of us, registration statements on Form S-8 to register common stock or options to purchase common stock pursuant to stock option or employee stock purchase plans described in clause (2) of the immediately following paragraph); or

•       enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

(1)           in the case of the selling stockholder, the sale of shares to the underwriter;

(2)           the issuance by us of shares, or options to purchase shares, of our common stock pursuant to stock option or employee stock purchase plans described in the documents incorporated by reference in this prospectus supplement, as those plans are in effect on the date of this prospectus supplement;

(3)           the issuance by us of shares of common stock upon the exercise of stock options outstanding on the date of this prospectus supplement or issued after the date of this prospectus supplement under stock option plans referred to in clause (2) above, as those stock options and plans are in effect on the date of this prospectus supplement;

(4)           in the case of any director or officer or the selling stockholder, the adoption of a trading plan in accordance with the guidelines of Rule 10b5-1 under the Securities Exchange Act of 1934 so long as such plan does not provide for the sale of common stock or other securities during the 45 day restricted period referred to above;

(5)           in the case of any director or officer, transfers of common stock or other securities by gift, will or intestate succession to the immediate family of such officer or director or to a trust the beneficiaries of which are exclusively such officer or director and/or a member or members of such officer’s or director’s immediate family;

(6)           in the case of the selling stockholder, transfers (a) in connection with the merger, sale or other bona fide transfer in a single transaction of all or substantially all of the selling stockholder’s assets; (b) to another corporation, partnership or other business entity if the transferee is an affiliate of the selling stockholder; or (c) as a part of a distribution from the selling stockholder to its equity holders on a pro rata basis if such transfer is not for value;

(7)           the issuance by us of shares of common stock to acquire other businesses so long as those shares are issued to the stockholders or other owners of those businesses and the filing of a registration statement on Form S-4 in respect of such shares (so long as there shall be no sale or other transfer of any such shares pursuant to such registration statement during the 45 day restricted period referred to above); and

(8)           in the case of any director or officer, in connection with the exercise of stock options by such officer or director, delivery to us of outstanding shares of common stock with a fair market value on the date of such exercise equal to the aggregate exercise price payable with respect to such option exercise;

provided that, in the case of any transfer, gift or issuance described in clause (5), (6) or (7) above, the transferee, donee or recipient, as the case may be, executes and delivers to the underwriter, not later than one business day prior to such transfer, gift or issuance, a written agreement wherein it agrees to be subject to the restrictions described in the immediately preceding paragraph, subject to the applicable exceptions described above in this paragraph.

The underwriter may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements.

Quotation on the Nasdaq National Market

Our common stock is quoted on the Nasdaq National Market under the symbol “TUES.”

Stabilization

In order to facilitate this offering of our common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriter may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares of common stock in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriter may bid for, and purchase, common stock in the open market to stabilize the price of our common stock and may also reclaim selling concessions allowed to a dealer for distributing common stock in this offering if the underwriter repurchases previously distributed common stock to cover short positions or to stabilize the price of the common stock.

The foregoing transactions may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

The underwriter has advised us that these transactions may be effected on the Nasdaq National Market or otherwise. Neither we nor the underwriter makes any representation that the underwriter will engage in any of the transactions described above and these transactions, if commenced, may be discontinued without notice. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Other

The underwriter and its affiliates have provided and in the future may provide commercial banking, investment banking and/or other services to us from time to time for which they have received and in the future may receive compensation. In particular, Wachovia Bank, National Association, an affiliate of the underwriter, is administrative agent and a lender under our $210 million secured credit facility.

LEGAL MATTERS

The validity of the common stock offered hereby is being passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in Madison Dearborn Capital Partners II, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, Inc. and certain of its affiliates in connection with certain legal matters. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel to the underwriter.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the related registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Filings.   We are currently subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Registration Statement.   We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

Incorporation by Reference.   The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•       our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•       our Current Reports on Form 8-K filed on March 24, 2005, March 28, 2005, March 29, 2005 and May 3, 2005.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in the accompanying prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Loren K. Jensen, Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240, (972) 387-3562.

This section supersedes and replaces the section in the accompanying prospectus captioned “Where You Can Find More Information.”

PROSPECTUS

10,100,000 Shares

Common Stock

We may offer and sell from time to time up to 100,000 shares of our common stock covered by this prospectus.

The selling stockholders named herein may offer and sell from time to time up to 10,000,000 shares of our common stock covered by this prospectus. Of the 10,000,000 shares to be offered and sold by the selling stockholders, 175,000 shares are issuable upon the exercise of stock options that we previously granted to some of the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of their shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering and receive the exercise price of the stock options in the event they are exercised.

Our registration of the shares of common stock covered by this prospectus does not mean that we or the selling stockholders will offer or sell any of the shares. We and the selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 4.

Our common stock is traded on the Nasdaq National Market under the symbol TUES. On September 4, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $33.48 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 4, 2003

TABLE OF CONTENTS

	Page		Page
Our Company	1	Use of Proceeds	3
Risk Factors	1	Plan of Distribution	4
Special Note Regarding		Legal Matters	6
Forward-Looking Statements	1	Experts	6
Selling Stockholders	2	Where You Can Find More Information	7

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful. The terms “Tuesday Morning,” “we,” “us,” and “our” as used in this prospectus refer to Tuesday Morning Corporation and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

Tuesday Morning® is a registered service mark of Tuesday Morning Corporation. All trademarks, tradenames and service names referred to in this prospectus or incorporated by reference into this prospectus are property of their respective owners.

i

OUR COMPANY

We are a leading closeout retailer of upscale home furnishings, gifts and related items in the United States. We opened our first store in 1974 and, as of June 30, 2003, operate 543 stores in 43 states. Our stores operate during periodic “sales events,” each of which lasts from three to five weeks. We close predominantly for the months of January and July, which are traditionally weak months for retailers, and during short intervals between sales events to stock merchandise for the next sales event. We purchase first quality, brand name merchandise at closeout and sell it at prices 50% to 80% below those generally charged by department stores and specialty and catalog retailers. We do not sell seconds, irregulars or factory rejects.

Our principal executive offices are located at 6250 LBJ Freeway, Dallas, Texas 75240 and our telephone number at this location is (972) 387-3562. Our website is www.tuesdaymorning.com. Information on our website should not be construed to be part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other documents we file with the Securities and Exchange Commission in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus, as well as in the information incorporated by reference in this prospectus. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other “forward-looking” information based on currently available information. Information on risk factors, which is incorporated by reference in this prospectus, provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.

The forward-looking statements made in this prospectus or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

Beneficial Ownership:   The following table sets forth information with respect to the beneficial ownership of our common stock held, as of July 25, 2003, by the selling stockholders.

				Shares
	Shares Beneficially Owned			Offered	Shares Beneficially Owned
	Prior to the Offering			Hereby	After the Offering(1)
Name	Number		Percentage	Number	Number	Percentage
Madison Dearborn Capital Partners II, L.P.(2)	21,213,526		52.5%	9,825,000	11,388,526	28.2%
Kathleen Mason	520,823	(3)	1.3	150,000	370,823	*
Michael J. Marchetti	70,484	(4)	*	25,000	45,484	*

*       Less than 1%

(1)          Assumes that each selling stockholder disposes of all the shares of common stock covered by this prospectus, and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that each selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)          All of the shares reported are directly owned by Madison Dearborn Capital Partners II, L.P. (“MDCP II”). Madison Dearborn Partners II, L.P. (“MDP II”) is the general partner of MDCP II and Madison Dearborn Partners, Inc. (“MDP Inc.”) is the general partner of MDP II. MDP II and MDP Inc. may therefore be deemed to have shared voting and dispositive power with respect to all of the shares of our common stock owned by MDCP II.

(3)          Ms. Mason has been granted stock options to acquire an aggregate of 1,250,000 shares, of which 750,000 shares may be acquired at $10.00 per share and 500,000 may be acquired at $20.04 per share. All of the shares reported in the table above are shares issuable upon the exercise of stock options exercisable currently or within 60 days of July 25, 2003. These shares consist of 474,573 shares issuable upon the exercise of stock options with an exercise price of $10.00 per share and 46,250 shares issuable upon the exercise of stock options with an exercise price of $20.04 per share.

(4)          Mr. Marchetti has been granted stock options to acquire an aggregate of 185,000 shares, of which 100,000 shares may be acquired at $8.31 per share, 45,000 shares may be acquired at $16.42 per share and 40,000 may be acquired at $20.01 per share. All of the shares reported in the table above are shares issuable upon the exercise of stock options exercisable currently or within 60 days of July 25, 2003. These shares consist of 52,620 shares issuable upon the exercise of stock options with an exercise price of $8.3125 per share, 14,318 shares issuable upon the exercise of stock options with an exercise price of $16.92 per share and 3,546 shares issuable upon the exercise of stock options with an exercise price of $20.01 per share.

Material Relationships:   In our December 1997 recapitalization, MDCP II acquired approximately 85.8% of our common stock outstanding immediately after the recapitalization (approximately 77.2% on a fully diluted basis), and shares of our junior redeemable preferred stock, having a liquidation value of approximately $80.8 million, for an aggregate purchase price of $85.4 million. In connection with our initial public offering in April 1999, we redeemed a portion of the junior redeemable preferred stock held by MDCP II, and the remaining shares were converted into our common stock. We entered into a stockholders agreement with MDCP II and some of the members of our management in connection with our December 1997 recapitalization. The stockholders agreement currently provides for, among other things, our right to repurchase certain shares of common stock and options held by members of the management group who are party to the stockholders agreement upon termination of their employment for cause, certain “demand” registration rights in favor of MDCP II, by which MDCP II may cause us to register all or part of the common stock held by it under the Securities Act at our expense, and certain

“piggyback” registration rights in favor of MDCP II and members of the management group who are party to the stockholders agreement.

In April 2002, we registered shares of common stock on behalf of MDCP II pursuant to the exercise of its demand registration rights under the stockholders agreement, and agreed to pay the expenses incurred by MDCP II in connection with the offering other than underwriting discounts and commissions and agreed to indemnify MDCP II against certain liabilities under the Securities Act. We have registered the shares covered by this prospectus pursuant to MDCP II’s exercise of the second of its three demand registrations under the stockholders agreement.

Ms. Mason is our President and Chief Executive Officer and a Director. Mr. Marchetti is our Executive Vice President and Chief Operating Officer. For information about the compensation of Ms. Mason and Mr. Marchetti, please refer to our reports and statements, incorporated by reference in this prospectus, that we file from time to time with the SEC.

USE OF PROCEEDS

We may issue and sell up to 100,000 shares of common stock in addition to the shares of common stock to be sold by the selling stockholders. Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of up to 100,000 shares to pay the expenses of the offering contemplated by this prospectus and to use any net proceeds available after paying the expenses of the offering for general corporate purposes.

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will, however, receive the exercise price of the stock options exercisable for the shares offered by some of the selling stockholders pursuant to this prospectus in the event such stock options are exercised. We intend to use any proceeds from such exercises for general corporate purposes.

PLAN OF DISTRIBUTION

The Company

We may sell up to 100,000 shares of our common stock directly to our stockholders, directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale.

We may sell the shares from time to time in one or more transactions, including with the selling stockholders in underwritten transactions, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by us and, at the time of determination, may be higher or lower than the market price of our common stock on the Nasdaq National Market or any other exchange or market.

Offers to purchase the shares being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of such shares will be named, and any commissions payable by us to such agent will be set forth, in an applicable prospectus supplement.

If a dealer is used in the sale of the shares, we will sell the shares to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.

If underwriters are used in any sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in an applicable prospectus supplement, which will be used by the underwriters to make resales of the securities to the public. In connection with the sale of the shares, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agents. Underwriters may also sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of shares, and any discounts, concessions or commission allowed by underwriters to participating dealers, may be deemed to be underwriting commissions under the Securities Act and will be set forth in an applicable prospectus supplement.

If so indicated in an applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the shares offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in an applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the shares are also being sold to underwriters, we shall have sold to such underwriters the shares offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. An applicable prospectus supplement relating to such contracts will set forth the price to be paid for the shares pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the shares pursuant to such contracts.

We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of shares against certain liabilities, including liabilities under the Securities Act.

Selling Stockholders

We are registering 10,000,000 shares of our common stock for possible sale by the selling stockholders. As used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more of, or a combination of, the following transactions:

•       on the Nasdaq National Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•       in privately negotiated transactions;

•       in underwritten transactions;

•       in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•       in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•       through the writing of options, whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq National Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the stockholders agreement, we have agreed to indemnify MDCP II against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the stockholders agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, MDCP II will pay any brokerage commissions, discounts or other similar expenses relating to the sale of the shares of common stock. We may enter into similar agreements with the other selling stockholders named herein.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, secondary distribution or a purchase by an underwriter or broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•       the number of shares being offered;

•       the terms of the offering;

•       the names of the participating underwriters, broker-dealers or agents;

•       any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•       the public offering price; and

•       other material terms of the offering.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest or other receiving shares in a non-sale related transfer intends to sell more than 500 shares, we will promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in Madison Dearborn Capital Partners II, L.P. Kirkland & Ellis LLP has from time to time represented, and may continue to represent, Madison Dearborn Partners, Inc. and certain of its affiliates in connection with certain legal matters.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements for the year ended

December 31, 2002 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Arthur Andersen LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for each of the two years in the period ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements for each of the two years in the period ended December 31, 2001 are incorporated by reference in reliance on Arthur Andersen LLP’s report, given on their authority as experts in accounting and auditing.

On May 14, 2002, we announced that we had appointed Ernst & Young LLP to replace Arthur Andersen LLP as our independent auditors. After reasonable efforts, we have been unable to obtain Arthur Andersen LLP’s written consent to the inclusion of our consolidated financial statements audited by Arthur Andersen LLP into the registration statement of which this prospectus is a part. Accordingly, we have omitted Arthur Andersen LLP’s consent in reliance upon Rule 437a of the Securities Act. Since Arthur Andersen LLP has not consented to the inclusion of our consolidated financial statements audited by Arthur Andersen LLP into the registration statement of which this prospectus is a part, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in our consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

Filings:   We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http:\\www.sec.gov.

Registration Statement:   We have filed with the SEC a registration statement on Form S-3, including all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

Incorporation by Reference:   The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us and our financial condition by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K):

•       our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•       our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

•       the description of our capital stock contained in our Registration Statement on Form 8-A/A filed with the SEC on April 22, 1999, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed and will supplement or amend the information contained in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Loren K. Jensen, Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas 75240, (972) 387-3562.

3,200,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT
July 7, 2005

Wachovia Securities